Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Waste Connections, Inc. (formerly named Progressive Waste Solutions Ltd. (the “Company”)) and the effectiveness of the Company’s internal control over financial reporting dated February 23, 2016, appearing in the Annual Report on Form 40-F for the year ended December 31, 2015.

/s/ Deloitte LLP
Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
June 24, 2016